Exhibit 10.4

PLACEMENT AGENT AGREEMENT

April __, 2014

This the Placement Agent Agreement is made by and between Digital Caddies, Inc., an Oklahoma corporation (the “Company”), and Paulson Investment Company, Inc., an Oregon corporation (“Paulson” or the “Placement Agent”), as of the date first above written.

RECITALS

WHEREAS, Company wishes to arrange for a secured working capital line of credit of up to $3,000,000, and Paulson wishes to act as the exclusive the Placement Agent in connection therewith.

NOW THEREFORE, the parties hereto based on the foregoing and the mutual covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, do hereby agree as follows:

AGREEMENT

1. Engagement. The Company hereby engages Paulson to serve as the Company’s exclusive Placement Agent in connection with the Company’s efforts to secure a working capital credit facility of between $2,000,000 and $3,000,000 million (the “Credit Facility”), and Paulson hereby accepts the appointment as the Company’s exclusive Placement Agent for such purpose and agrees to use its best efforts to assist the Company in negotiating and securing the desired Credit Facility.

2. Services.

(a) The Placement Agent shall assist the Company in identifying one or more suitable entities willing and able to make available to the Company a working capital line of credit (whether one or several lenders, collectively referred to herein as the “Lender”), which Lender the Placement Agent shall reasonably believe is an “accredited investor” as defined by Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Placement Agent shall be responsible for (i) advising the Company concerning strategy and structure; (ii) organizing one or more meetings and/or presentations presentations between the Company and the potential Lender or Lenders; and (ii) providing other services reasonably related to serving as the exclusive Placement Agent for the Company in connection with securing the Credit Facility.

(b) The Company shall make members of management and other employees available to the Placement Agent as the Placement Agent shall reasonably request for purposes of satisfying the Placement Agent’s and the Lender’s due diligence requirements and consummating the Credit Facility and shall commit such time and other resources as are reasonably necessary or appropriate to support the Placement Agent in its efforts to secure the reasonable and timely success of the Credit Facility. The Company shall cooperate with the Placement Agent in connection with, and shall make available to the Placement Agent, such documents and other information as the Placement Agent shall reasonably request in order to satisfy its due diligence requirements or to assist it in identifying a potential Lender, subject to any applicable confidentiality requirements. The Company agrees that the Placement Agent may rely upon the accuracy and completeness of the information that the Company provides to it without independent verification.

 (c) The Placement Agent acknowledges that (i) the Company may determine, in its sole discretion, whether to accept an offer from a potential Lender; and (ii) the Company is not obligated to compensate the Placement Agent other than in connection with a consummated transaction in which the Lender introduced by the Placement Agent commits to loan the Company working capital under credit facility agreement (or similar operative agreement or instrument) between the Company and the Lender.

3. Term.

(a) Unless earlier terminated as set forth herein, this Agreement will continue in full force and effect until _____________, 2014, unless extended by mutual agreement of the Company and the Placement Agent (the “Term”).

(b) Prior to the end of the Term, (i) the Company or the Placement Agent may terminate this Agreement immediately and without notice in the event of a material breach of this Agreement by the other party, and (ii) either party may terminate this Agreement upon 10 days’ prior written notice to the other party for any other reason not contemplated by clause (i). In the event the Company terminates this Agreement, the Placement Agent will be entitled to the Cash Fee and Placement Agent Warrants earned prior to such termination.

(c) If, during the two year period following the date of termination of this Agreement, the Company obtains debt financing, whether through a credit facility (including, without limitation, a loan, mortgage, line of credit, revolver or equity line) with a commercial lending institution or other loan transaction, either with an individual or group of individuals or an entity or group of entities, the lender of which is introduced to the Company by the Placement Agent in connection with the Credit Facility transaction or any other funding source introduced by the Placement Agent, the Placement Agent shall be entitled the compensation it would have received had the transaction been consummated pursuant to this Agreement during the Term, which shall be payable on the closing date of such future debt financing.

4. Compensation.

(a) The Company shall, at each closing of the Credit Facility (each a “Closing”), as compensation for the services provided by the Placement Agent hereunder, (i) pay the Placement Agent a Cash Fee (as defined below) and (ii) issue to the Placement Agent Placement Agent Warrants (as defined below) (the Cash Fee and the Placement Agent Warrants together, the “Fee”). The “Cash Fee” shall equal 10% of the principal amount loaned to the Company under the Credit Facility made available by the Lender.

(b) The “Placement Agent Warrants” shall entitle the Placement Agent to purchase a number of shares of common stock equal to 10% of the total number of shares issuable upon exercise or exchange of the warrants issuable to the Lender (the “Lender’s Warrants”), at an exercise price equivalent to the exercise price of the Lender’s Warrants. The Placement Agent Warrants shall be exercisable for the same term as the Lender’s Warrants and shall have standard terms, including cashless exercise rights and assignability to affiliates and employees of the Placement Agent who are “accredited investors.” In addition, the shares of common stock into which the Placement Agent Warrants are exercisable will, subject to limitations as may be imposed by regulatory authorities, have registration rights identical to those granted to the Lender for its Lender’s Warrants.

5. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless the Placement Agent, its officers, directors, controlling persons (as such term is defined under the Securities Act), employees, agents, legal counsel and any of its affiliates (each, a “Placement Agent Indemnified Party”) against any and all losses, claims, damages, liabilities, joint or several, and all actions, claims, proceedings and investigations in respect thereof, as well as all expenses (including all legal or other expenses reasonably incurred by a Placement Agent Indemnified Party) caused by or arising out of any or in connection with this engagement or the Placement Agent’s services rendered in connection with this engagement. The Company agrees to reimburse the Placement Agent Indemnified Party for any reasonable expenses (including reasonable fees and expenses of counsel) incurred as a result of producing documents, presenting testimony or evidence, or preparing to present testimony or evidence (based upon time expended by the Placement Agent Indemnified Party at its then current time charges or if such person shall have no established time charges, then based upon reasonable charges), in connection with any court or administrative proceeding (including any investigation which may be preliminary thereto) arising out of or relating to the performance by the Placement Agent Indemnified Party of any obligation hereunder and relating to a matter for which the Company must provide indemnity to or hold harmless such the Placement Agent Indemnified Party pursuant to the provisions of this subsection (a). In the event the Company shall be obligated to indemnify a Placement Agent Indemnified Party in connection with any such proceeding, the Company shall be entitled to assume the defense of such proceeding, with counsel approved by the Placement Agent Indemnified Party (which shall not be unreasonably withheld or conditioned), upon the delivery to the Placement Agent Indemnified Party of written notice of the Company’s election to do so, in which case any continued engagement of counsel by the Placement Agent shall be at its sole cost and expense.

(b) The Placement Agent agrees to indemnify and hold harmless the Company, its officers, directors, controlling persons (as such term is defined under the Securities Act), employees, agents, legal counsel and its affiliates (each, a “Company Indemnified Party”) against any and all losses, claims, damages and liabilities, joint or several, and all actions, claims, proceedings and investigations in respect thereof, as well as all expenses (including all legal or other expenses reasonably incurred by a Company Indemnified Party) caused by or arising out of any failure by the Placement Agent or its representatives to comply with the terms of this Agreement. The Placement Agent agrees to reimburse the Company Indemnified Party for any reasonable expenses (including reasonable fees and expenses of counsel) incurred as a result of producing documents, presenting testimony or evidence, or preparing to present testimony or evidence (based upon time expended by the Company Indemnified Party at its then current time charges or if such person shall have no established time charges, then based upon reasonable charges), in connection with any court or administrative proceeding (including any investigation which may be preliminary thereto) arising out of or relating to the performance by the Company Indemnified Party of any obligation hereunder and relating to a matter for which the Company must provide indemnity to or hold harmless such the Placement Agent Indemnified Party pursuant to the provisions of this subsection (b). The Placement Agent’s obligations under this Section 5(b) shall be limited to the net amount of Cash Fees paid or payable by the Company to the Placement Agent, other than in the event of fraud, intentional misrepresentation or willful breach. In the event the Placement Agent shall be obligated to indemnify a Company Indemnified Party in connection with any such proceeding, the Placement Agent shall be entitled to assume the defense of such proceeding, with counsel approved by the Company Indemnified Party (which shall not be unreasonably withheld), upon the delivery to the Company Indemnified Party of written notice of the Placement Agent’s election to do so, in which case any continued engagement of counsel by the Placement Agent shall be at its sole cost and expense.

(c) If the indemnification provided for in this Section 5 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying parties on the one hand, and the indemnified parties, on the other hand, the relative fault of the parties and any relevant equitable considerations; provided, however, that in no event will the aggregate contribution of the Placement Agent exceed the amount of Cash Fees that were actually received by it pursuant to this Agreement.

(d) The reimbursement, indemnity and contribution obligations under this Agreement shall be in addition to any liability that the parties may have, shall survive indefinitely the expiration or termination of this Agreement and shall be binding upon and extend t the benefit of any of the parties’ successors, assigns, heirs and personal representatives.

6. Representations and Warranties.

(a) The Placement Agent represents and warrants that: (i) it has full legal right to enter into and perform this Agreement and that its entry into and performance under this Agreement do not and will not violate any fiduciary or other duty it may have to any other person; (ii) this Agreement, when executed and delivered by the parties hereto, shall constitute a valid and binding obligation of the Placement Agent, enforceable in accordance with its terms, except as enforceability of any indemnification provision may be limited under federal securities laws and except as enforceability of such agreements may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights; (iii) it has and will maintain during this Agreement all licenses, registrations, permits and other authorizations required for the Placement Agent to perform the activities and receive the compensation contemplated by this Agreement in each jurisdiction in which the Placement Agent proposes to engage in such activities; and specifically, (iv) it is and will be duly licensed or registered as a broker dealer or registered representative of a broker dealer under the Securities Exchange Act of 1934, as amended, and under the laws of an jurisdiction requiring such licensing or registration, and is and will be a member in good standing of FINRA.

(b) The Company represents and warrants that: (i) it has full legal right to enter into and perform this Agreement and that its entry into and performance under this Agreement do not and will not violate any fiduciary or other duty it may have to any other person; (ii) it has all licenses, registrations, permits and other authorizations required for the Company to perform the activities contemplated by this Agreement; and (iii) this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement, enforceable in accordance with its terms, except as enforceability of any indemnification provision may be limited under federal securities laws and except as enforceability of such agreements may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights.

7. Confidentiality. Except in keeping with its obligations under this Agreement, the Placement Agent will maintain in confidence and will not use for its own benefit any inventions, confidential know-how, trade secrets, financial information and other non-public information and data disclosed to it by the Company, and it will not divulge the same to any other persons until such time as the information becomes a matter of public knowledge. The Placement Agent will use its best efforts to prevent any unauthorized disclosure described above by others. This Section 7 will survive expiration or termination of this Agreement indefinitely. In addition, the Company will keep the names and contact information of the Listed Investors strictly confidential.

8. Expenses. Except as otherwise provided herein, each party to this Agreement shall bear its own costs and expenses, including payment of legal fees and costs.

9. Independent Contractor; Placement Agent Duty.

(a) The Placement Agent will perform its services hereunder as an independent contractor, and nothing in this Agreement will in any way be construed to constitute the Placement Agent the agent, employee or representative of the Company. Neither the Placement Agent nor any agent acting on behalf of the Placement Agent will enter into any agreement or incur any obligations on the Company’s behalf or commit the Company in any manner or make any representations, warranties or promises on the Company’s behalf or hold itself (or allow itself to be held) as having any authority whatsoever to bind the Company without the Company’s prior written consent, or attempt to do any of the foregoing.

(b) The Company acknowledges that the Placement Agent is being engaged hereunder solely to provide the services described above to the Company, and that it is not acting as a fiduciary of, and shall have no duties or liabilities to, the equity holders of the Company or any other third party in connection with its engagement hereunder, all of which are hereby expressly waived.

10. General.

(a) Reimbursement. If any future financial dispute, discrepancy or controversy arises between or among the Company, its stockholders and/or the Placement Agent and results in the Placement Agent causing an audit or accounting of the Company’s books and records, the Company shall reimburse the Placement Agent for the reasonable and documented expenses relating to such audit or accounting.

(b) Arbitration. The parties hereto agree that any dispute or controversy arising out of, relating to or concerning any interpretation, construction, performance or breach of this Agreement, shall be subject to the laws of the State of Oregon without giving effect to its conflicts of laws provisions. Any disputes will be settled in binding arbitration in Portland, Oregon under the auspices of FINRA dispute resolution. The Arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator will be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction. The parties shall each pay one-half of the costs and expenses of such arbitration, and each shall separately pay its counsel fees and expenses.

(c) Covenant against Assignment. This Agreement is personal to the parties hereto, and accordingly, except for the right to enforce the obligations under Sections 6 and 7 hereunder (which right shall inure to the benefit of the successors and assigns of the aggrieved party), neither this Agreement nor any right hereunder or interest herein may be assigned or transferred or charged by either party without the express written consent of the other.

(d) Entire Agreement; Amendment. This Agreement constitutes the entire contract between the parties with respect to the subject matter hereof and supersedes any prior agreements between the parties. This Agreement may not be amended, nor may any obligation hereunder be waived, except by an agreement in writing executed by, in the case of an amendment, each of the parties hereto, and, in the case of a waiver, by the party waiving performance.

(e) No Waiver. The failure or delay by a party to enforce any provision of this Agreement will not in any way be construed as a waiver of any such provision or prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and will not constitute a waiver of either party’s right to assert any other legal remedy available to it.

(f) Severability. Should any provision of this Agreement be found to be illegal or unenforceable, the other provisions will nevertheless remain effective and will remain enforceable to the greatest extent permitted by law.

(g) Notices. Any notice, demand, offer, request or other communication required or permitted to be given by either the Company or the Placement Agent pursuant to the terms of this Agreement must be in writing and will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation) to the number provided to the other party or such other number as a party may request by notifying the other in writing, (iv) one business day after being deposited with an overnight courier service or (v) four days after being deposited in the U.S. mail, First Class with postage prepaid, and addressed to the party at the address previously provided to the other party or such other address as a party may request by notifying the other in writing.

(h) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

[Signature Page Follows]

The parties have executed this the Placement Agent Agreement as of the date first written above.

DIGITAL CADDIES, INC.

By: _______________________________

Brad Nightingale

Chief Executive Officer

PAULSON INVESTMENT COMPANY, INC.

By: _______________________________

Lorraine Maxfield, CFA

Senior Vice President, Corporate Finance

Signature Page to the Placement Agent Agreement